EXHIBIT 21

                                                                METALS USA, INC.
                                                                 SUBSIDIARY LIST


Aerospace Specification Metals, Inc.
Affiliated Metals Company
Aluminum Building Systems
Faitoute Steel Corporation
Federal Bronze Alloys Inc.
Flagg Steel Co.
Forest Manufacturing, Inc.
Fullerton Industries, Inc.
GSBC, Inc. (dba Geneva Steel Blanking)
Harvey Titanium, Ltd.
Industrial Metals, Inc.
Independent Metals Co.
Interstate Steel Supply Company
Interstate Steel Supply Company of Maryland
Intsel Steel
Jeffreys Steel Company, Inc.
Krohn Steel Service Center, Inc.
The Levinson Steel Company
Meier Metal Servicenters, Inc.
Metalmart, Inc.
Metals USA Management Co., L.P.
MUSA GP, Inc.
MUSA LP, Inc.
Metals USA Services Corporation
Metals Receivables Corporation
Metals USA Finance Corporation
National Manufacturing, Inc.
Pacific Metal Company
Professional Metals, Inc.
Queensboro Steel Corporation
Royal Aluminum, Inc.
R.J. Fabricating, Inc.
Sierra Pacific Steel, Inc.
Southern Alloy of America, Inc.
Steel Manufacturing and Warehouse Company
Steel Service Systems, Inc.
Texas Aluminum Industries, Inc.
Cornerstone Metals Corporation
Cornerstone Building Products, Inc.
Cornerstone Aluminum Company, Inc.
Cornerstone Patio Concepts, L.L.C.
Uni-Steel, Inc.
Valley Aluminum Co.
Wayne Steel, Inc.
Western Awning Company, Inc.
Wilkof-Morris Steel Corporation
Williams Steel & Supply Co., Inc.
WSS Transportation, Inc.